Exhibit 99.1

PRESS RELEASE

For Release:	September 20, 2013
Nasdaq:	MFNC
Contact:	Paul D. Tobias, (248) 290-5901 /ptobias@bankmbank.com
Website:	www.bankmbank.com

Mackinac Financial Corporation Launches Asset-Based Lending Subsidiary

Mackinac Commercial Credit Offers Small- to Medium-Sized Businesses Innovative Options for Working Capital

BIRMINGHAM, Mich. — Mackinac Financial Corporation [Nasdaq: MFNC] announced today the formation of, Mackinac Commercial Credit LLC (MCC), a wholly owned subsidiary of the holding company.  MCC will provide working capital to small- to medium-sized companies through a variety of alternative financing methods, including asset-based lending and factoring.

“We created MCC as a non-bank subsidiary to complement mBank and expand our offering to provide more financing options for companies that are not yet eligible for traditional bank financing,” said Paul Tobias, chairman and CEO of Mackinac Financial Corporation. “With experienced personnel in place and a well-built credit and operations infrastructure, MCC is also set-up to provide excellent margins and returns to MFNC shareholders.”

Driven by a leadership team with more than 20 years of proven experience in these financing approaches, the organization opened its full-service office for business in Birmingham on Sept. 10.  “We are fortunate to have Don Barr, a veteran industry leader at the helm,” added Tobias.  “His history of accomplishment in this arena includes creating a culture of focused professionals that know how to provide their customers with efficient financing solutions at a time of need.”

Don Barr brings 40 years of traditional banking and asset-based lending experience to MCC.  Most recently, as president of a successful commercial credit organization, he oversaw all aspects of the startup and was the sole signatory on all loan approvals. Under his leadership, the organization covered the Midwest, Texas markets and the Southeast and produced significant returns to shareholders during his tenure.

“My successes coupled with a seasoned support team and the backing from the well-respected and proven management team at Mackinac Financial Corporation will translate well in building this business — so that others can build theirs,” said Don Barr.

MFNC has invested $3 million in this subsidiary and MCC has secured a $25 million line of credit, without recourse to MFNC, from Wells Fargo Capital Finance, part of Wells Fargo & Company (NYSE: WFC) to fund its loan and purchased receivable portfolio. “We are pleased to have earned the confidence of Wells Fargo Commercial Finance unit, a recognized US leader in providing financing to commercial finance companies,” said Tobias.  “As we expand this line of business, we will be exploring our options for supplemental capitalization.”

MCC is currently seeking loan and purchased receivable opportunities from growing or challenged businesses with strong future potential for success. Industries include medical, staffing companies, and light manufacturing businesses. Loan or asset purchase requests should be directed to Don Barr at dbarr@mackinaccredit.com.

About Mackinac Financial Corporation

Mackinac Financial Corporation is a registered bank holding company formed under the Bank Holding Company Act of 1956 with assets of $550 million and whose common stock is traded on the NASDAQ stock market as “MFNC.”  The principal subsidiary of the Corporation is mBank.  Headquartered in Manistique, Michigan, mBank has 11 branch locations; seven in the Upper Peninsula, three in the Northern Lower Peninsula and one in Oakland County, Michigan.  The Corporation’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses, as well as a full array of personal and business deposit products and consumer loans.

Forward-Looking Statements

This release contains certain forward-looking statements.  Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance.  These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence.  Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements.  Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission.  These and other factors may cause decisions and actual results to differ materially from current expectations.  Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.